EXHIBIT 10.2

TECHNOLOGY LICENSE AND DISTRIBUTION AGREEMENT

THIS TECHNOLOGY LICENSE AND DISTRIBUTION AGREEMENT IS MADE AND ENTERED INTO AS OF THE EFFECTIVE DATE BY AND BETWEEN:

1.              NXP SOFTWARE B.V., a private company with limited liability incorporated under the laws of the Netherlands, having its registered office in Eindhoven, the Netherlands, with registration number 17192886 in the trade register of the Netherlands Chamber of Commerce and Industry for Oost-Brabant, having a principal place of business at High Tech Campus 41, 5656 AE Eindhoven, the Netherlands (“NXP SOFTWARE”); and

2.              LOCATION BASED TECHNOLOGIES INC., a company incorporated in the state of Nevada, having its principal place of business at 4989 E. La Palma Avenue, Anaheim, California, 92807 (“LBT”).

WHEREAS:

A.            NXP SOFTWARE develops and licenses, amongst others, real-time software GPS technologies;

B.             NXP SOFTWARE provides, amongst others, Internet-based GPS assistance services;

C.             LBT develops GPS based consumer products for locating persons and/or items;

D.             NXP SOFTWARE is willing to provide licenses and services for use of its software GPS technologies by LBT in some or all of their consumer GPS-based products;

E.             The Parties have executed a Framework Agreement that sets forth the principal terms under which the parties shall conduct business;

F.             This Technology License and Distribution Agreement sets forth the additional terms under which NXP Software shall license the Technology to LBT.

SECTION 1.0 – FRAMEWORK AGREEMENT

The terms of the Framework Agreement shall apply to this Technology License and Distribution  Agreement  mutatis mutandis.  In the event that any term or clause herein shall be in conflict with any term or clause within the Framework Agreement then the terms of this Technology License and Distribution Agreement shall prevail for the exclusive and limited scope of this Technology License and Distribution  Agreement.

SECTION 2.0 – LIMITED LICENSE

2.1            License to Licensed Technology.  Subject to the terms and conditions of this Agreement, NXP SOFTWARE hereby grants to LBT, and LBT hereby accepts from NXP SOFTWARE, a non-exclusive, personal, non-transferable worldwide copyright license, without the right to sublicense, to:

(i)           test or evaluate the Licensed Technology;

(ii)          use and reproduce the Licensed Technology for integration of the Licensed Software, in Object Code form only, in the Products;

(iii)         test, evaluate, market, demonstrate, promote, lend, give or sell these Products, to (potential) Customers;

(iv)         distribute these Products with the Licensed Technology integrated therein to Customers;

(v)          use the Licensed Technology for maintaining and supporting its Products with the integrated Licensed Technology including, but not limited to:

                                 a.    performing error-correction and Customer support on said Products;

                                 b.    testing and evaluating the (performance of) the Licensed Technology; and

                                 c.    training its (support) engineers;

(vi)         use the Documentation only within LBT’s organization solely in connection with the rights granted above; and

(vii)        copy, modify and create derivative works from the Documentation, for example by creating technically accurate subsets and supersets thereof or translations it into other languages; and distribute such Documentation (in its original form or as modified by LBT as provided above) with the Products distributed by LBT as permitted under this Agreement.

2.2.           Exclusive Use of Licensed Technology with Assistance Service.  The license granted hereunder is granted solely for  the use of the Licensed Technology in connection with the Assistance Services to be provided by NXP Software to LBT in accordance to the Assistance Services Agreement.  No license is granted whatsoever for use of the Licensed Technology without the Assistance Services provided by NXP Software.  In the event LBT does not exclusively uses or ceases to exclusively use NXP Software’s Services in accordance to the Assistance Services Agreement the license granted hereunder will terminate with immediate effect.

2.3            Beneficiaries.

2.3.1       Contractors It is agreed that the rights granted to LBT under sections 2.1 (i), (ii), (iii), (v), (vi) and (vii) above shall inure also to the benefit of any Contractor engaged by LBT but only to the extent and for the time of their involvement as regards LBT’s Products.

2.3.2       Distributors.  It is agreed that the rights granted to LBT under sections 2.1 (iii) and (iv) above shall inure also to the benefit of any Distributor engaged by LBT but only to the extent and for the time  of their involvement as regards LBT’s Products.

2.3.3       Third Party Compliance.  LBT shall remain responsible for the due and proper compliance with the terms and conditions of this Technology License and Distribution Agreement by each Contractor, Distributor and Customer and acknowledges that it may be held liable to NXP SOFTWARE for damages incurred by NXP SOFTWARE to the extent caused by any such non-compliance therewith.

2.4            Third Party Beneficiary.  LBT will make sure that in its agreements with Contractors and Distributors NXP Software will be appointed as a third party beneficiary in such a way that NXP Software will be granted the same rights as LBT as regards claim towards the LBT’s Contractors and Distributors if they breach their agreements with LBT.

SECTION 3.0 - LICENSE RESTRICTIONS.

3.1            Restrictions.  The Licensed Technology is licensed (under copyright only) and is not sold.  Except as expressly permitted under Section 2.0 or by mandatory applicable law in spite of this provision, LBT agrees not to, and agrees not to permit any third party to:

(i)           copy, reproduce or distribute Licensed Technology;

(ii)          assign, sublicense, lease, rent, loan, transfer, disclose, or otherwise make available the Licensed Technology;

(iii)         modify, adapt, alter, translate, or create Modifications from any portion of the Licensed Technology;

(iv)         Reverse Engineer the Licensed Technology;

(v)          otherwise produce its own version of the Licensed Technology (without copying the Source Code thereof); and

(vi)         remove or circumvent the protection of the Licensed Technology.

3.2            No Other Rights or Licenses.  Other than the rights explicitly granted to LBT under the Agreement, no other licenses are granted, or implied by estoppel or otherwise, under any Intellectual Property Rights of NXP SOFTWARE and/or its Affiliates or any intellectual property residing in the Licensed Technology or any other Confidential Information furnished by NXP SOFTWARE.

3.3            Exclusions.  Notwithstanding anything to the contrary herein, this Agreement shall not be construed or interpreted as:

(i)           imposing on NXP SOFTWARE and/or its Affiliates or any of its or their third party suppliers any obligation to furnish any manufacturing or technical information except as expressly required under this Agreement; or

(ii)          conferring any license, right or immunity, either directly or indirectly, to LBT or to any third party acquiring any Licensed Technology or other Confidential Information furnished by NXP SOFTWARE or any of its Affiliates under any of its and/or their Intellectual Property Rights or under any other intellectual property residing in the Licensed Technology or any other Confidential Information furnished by NXP SOFTWARE: (a) for the combination of such Licensed Technology or other Confidential Information with one or more other items (including items acquired from NXP SOFTWARE and/or its Affiliates) even if such items have no substantial use other than as part of such combination; (b) covering a Technical Standard, whether proprietary or open; or (c) with respect to which NXP SOFTWARE and/or any of its Affiliates has informed LBT or has published (in a quotation, datasheet, term sheet or memorandum of understanding concerning the Licensed Technology or elsewhere) a statement that a separate License has to be obtained and/or that no implied license is granted.

3.4           Open Source License Terms.  The license granted hereunder does not include any right, license, power or authority to subject the Licensed Technology (or a part thereof) to Open Source License Terms.  LBT expressly agrees that it shall not perform any actions with regard to the Licensed Software in a manner that would require the Licensed Technology, or any derivative work thereof to be licensed under Open Source License Terms.  These actions include but are not limited to:

(i)           combining (a part of) the Licensed Technology (or a part thereof) or a derivative work thereof with Open Source Software, by means of incorporation or linking or otherwise; or

(ii)           using Open Source Software to create a derivative work of (a part of) the Licensed Technology.

LBT shall indemnify NXP SOFTWARE, its Affiliates and its third party suppliers/licensors against and hold NXP SOFTWARE, its Affiliates and their Suppliers harmless from any damage or costs arising from or in connection with any violation or breach of the provisions of this clause and LBT shall reimburse all costs and expenses incurred by NXP SOFTWARE, its Affiliates and their suppliers in defending any claim, demand, suit or proceeding arising from or in connection with such violation or breach.

3.5            No Trademark License.  LBT hereby acknowledges and agrees that this Agreement does not confer any rights whatsoever to LBT to use the trade or brand name, corporate name, trademarks and logos – or any other name or mark, or contraction, abbreviation or simulation thereof – of NXP SOFTWARE or its Affiliates, for any reason.

SECTION 4.0 - DELIVERY

NXP SOFTWARE shall use commercially reasonable efforts to deliver the Licensed Software in accordance with the planning as set forth in Appendix PDA1 (‘Statement of Work’).  The Licensed Software will be delivered by means of secured electronic transfer or storage media, as specified by NXP SOFTWARE for the Licensed Technology, or otherwise as may be mutually agreed to by the parties.

SECTION 5.0 - OWNERSHIP RIGHTS.

5.1            Exclusive Ownership.  It is acknowledged and agreed by LBT that NXP SOFTWARE owns all rights, title and interest in the Licensed Technology and other NXP SOFTWARE Confidential Information and all modifications and derivative works of each of the foregoing, and all intellectual property rights therein.

5.2            Notices.  LBT shall not remove or alter, and shall reproduce on copies of the Licensed Technology and Confidential Information, without any amendments or changes thereto, any NXP SOFTWARE and its Affiliates Commercial Notices contained in any of the Licensed Technology and Confidential Information.  LBT shall affix to any media containing a copy of all, or any portion thereof, of the original media, all Commercial Notices as were affixed to the original media.

5.3            Right to Use Feedback.  NXP SOFTWARE and its Affiliates shall have the right to use any feedback provided by LBT to NXP SOFTWARE relating to the Licensed Technology and the Confidential Information.

5.4            Modifications.  LBT agrees and acknowledges that all Modifications shall be owned by NXP SOFTWARE and/or its Affiliates.  LBT agrees to promptly inform NXP SOFTWARE of any Modifications made by any of its employees and/or Contractors.  LBT hereby irrevocably and unconditionally assigns and otherwise transfers (and, to the extent required by law, agrees to continue to assign and otherwise transfer from to time to time as they accrue) its entire right, title and interest in and to all Intellectual Property Rights in such Modifications to NXP SOFTWARE and/or its Affiliates and shall have any and all of its employees or third parties who have contributed to such Modifications assign and otherwise transfer (and, to the extent required by law, agrees to continue to have such employees and third parties assigned and otherwise transferred from time to time as they accrue) their entire right, title and interest in same to NXP SOFTWARE and/or its Affiliates.  Upon the request, and at the expense, of NXP SOFTWARE, LBT and such employees shall execute, and shall have such third parties and such employees, execute all papers, take all rightful oaths, testify in all legal proceedings and do and have done, respectively, all other acts which may be necessary, desirable or convenient for securing and maintaining the Intellectual Property Rights on the foregoing or for perfecting title thereto in NXP SOFTWARE and/or its Affiliates.  Upon NXP SOFTWARE’s first request, LBT shall deliver the source code and object code form of such Modifications and all documentation available to LBT related to such Modification which may be necessary or useful for the integration, use, maintenance, support, enhancement or modification of such Modification, including without limitation the design description, instructions and further documentation.

SECTION 6.0 – LICENSE ENTRY FEE, ROYALTIES AND PAYMENTS.

6.1            License Fee.  NXP SOFTWARE hereby waives the license fee for LBT.

SECTION 7.0 - TERM AND TERMINATION.

7.1            Term.  This Technology License and Distribution Agreement shall become effective as of the date that the Framework Agreement will become effective and shall remain in effect for as long as the Framework Agreement remains effective unless parties explicitly agree otherwise.

7.2            Consequences of Termination or Expiration.  Upon termination or expiration of this Technology License and Distribution Agreement, all licenses granted to LBT under this Technology License and Distribution Agreement shall immediately end and LBT shall immediately return to NXP SOFTWARE, or destroy – so to the sole discretion of NXP SOFTWARE – all Licensed Technology and other Confidential Information, including any and all copies and derivative works thereof.  In case, NXP SOFTWARE opts for the latter, LBT shall subsequently provide NXP SOFTWARE within ultimately 30 (thirty) days of such termination or expiration, with a written certificate signed by a duly authorized representative of LBT confirming LBT’s destruction as set forth above.

SECTION 8.0 - REPRESENTATIONS AND WARRANTIES.

8.1            Delivery and Acceptance ‘As Is’.  The Licensed Technology and related Documentation is provided to, and is accepted by, LBT AS IS WITHOUT WARRANTY OF ANY KIND.  LBT is deemed to have automatically accepted the Licensed Technology ‘AS IS’ upon delivery of the Licensed Technology.

8.2            Rights, Power and Authority to License.  NXP SOFTWARE hereby warrants to LBT that NXP SOFTWARE owns or has acquired all necessary rights, power and authority to grant the license to LBT under Section 2.0 (‘Limited License’).  This clause will not be construed as a representation or warranty of non-infringement.  LBT’s sole and exclusive remedy for breach of the warranty set forth in this clause is as set forth in Section 9.

8.3            Disclaimer.  EXCEPT FOR THE LIMITED EXPRESS WARRANTIES SET FORTH IN THIS SECTION 8, NXP SOFTWARE AND ITS AFFILIATES EXPRESSLY DISCLAIM ALL REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT.

8.4            No Representations or Warranties.  LBT, its Affiliates and their Customers shall not make or publish any representations, warranties, or guarantees on behalf of NXP SOFTWARE and/or its Affiliates concerning, directly or indirectly, the Licensed Software without NXP SOFTWARE’s specific prior written approval.

8.5            Technology Protection.  LBT warrants that it shall protect the Licensed Technology from unauthorized use in a manor no less protective than LBT normally uses for protecting its own technology; provided, however, that in no event the protection of the Licensed Technology shall be less than the current industry standard protective measures for similar forms of technology.

SECTION 9.0 - INDEMNIFICATION.

9.1            Indemnification for NXP SOFTWARE.  LBT shall indemnify, defend and hold harmless NXP SOFTWARE and its Affiliates from and against any claims, suits, losses, damages, liabilities, costs, and expenses (including reasonable attorneys’ fees) brought by third parties resulting from or relating to:

(i)           any breach by LBT of its representations, warranties, obligations, duties, or responsibilities under this Agreement;

(ii)          any representations, warranties, guarantees, or other written or oral statements made by, or on behalf of, LBT relating to the Licensed Technology, other than as authorized by NXP SOFTWARE in writing;

(iii)         the use of the Products with the integrated Licensed Technology or the Licensed Products, notwithstanding clause 9.2.

9.2            Indemnification for LBT.  NXP SOFTWARE, at its sole expense, shall:

(i)           defend any legal proceeding brought by a third party against LBT to the extent that the proceeding includes a claim that the Licensed Technology as furnished by NXP SOFTWARE under the Agreement directly infringes the claimant’s copy rights or trade secrets; and

(ii)          hold LBT harmless against damages and costs awarded by final judgment in such proceeding and effectively incurred by LBT to the extent directly and solely attributable to such infringement.

9.3            No Indemnification for LBT.  NXP SOFTWARE shall have no obligation or liability to LBT under clause 9.2.

a)           if NXP SOFTWARE is not promptly: (i) notified in writing of any such claim; (ii) given the sole right and authority to control and direct the investigation, preparation, defense and settlement of such claim, including but not limited to the selection of counsel; and (iii) given full reasonable assistance and cooperation by LBT in such defense and settlement; or

b)           to the extent that any such claim arises from: (i) any modification of the Licensed Technology, other than by NXP SOFTWARE, if such claim would have been avoided by use of the unmodified Licensed Technology; (ii) design, specifications, requirements or instructions furnished by LBT; or (iii) the combination or implementation of the Licensed Technology with any other product, service or technology; or

c)           if the claim is not made within the term for claims specified in clause 8.3 of the Framework Agreement and/or after the termination or expiration date of this Technology License and Distribution Agreement; or

d)           to the extent the claim and/or the calculation of the claim is based, directly or indirectly, upon the frequency of use or the amount of use of the Products irrespective of whether such claim alleges that the Products as such, or its use, infringes or contributes to the infringement of any Intellectual Property Rights of the claimant; or

e)           for unauthorized use or distribution of the Licensed Technology or use beyond the Specifications; or

f)           to the extent any such claim arises from any Customer’s manufacture, use, sale, offer for sale, importation or other disposition or promotion of any Products after NXP SOFTWARE’s notice to LBT that such Customer should cease any such activity, provided such notice shall only be given if the Licensed Technology is, or in NXP SOFTWARE’s opinion is likely to become, the subject of such a claim of infringement; or

g)           for any costs or expenses incurred by LBT without NXP SOFTWARE’s prior written consent; or

h)           to the extent any such claim arises from any infringement or alleged infringement of any Intellectual Property Rights covering a Technical Standard, whether proprietary or open; or

i)           for infringement of any third party’s Intellectual Property Rights covering the manufacture, testing or application of any assembly, circuit, combination, method or process in which the Licensed Technology may have been used; or

j)           for infringement of any third party’s Intellectual Property Rights with respect to which NXP SOFTWARE has informed LBT or has published (in a proposal, datasheet, term sheet or other specifications concerning the Licensed Technology or elsewhere) a statement that a separate license has to be obtained and/or that no implied license is granted, to the extent any such claim arises from LBT’s manufacture, use, sale, offer for sale, importation or other disposition or promotion of the Licensed Technology after NXP SOFTWARE has informed the LBT or has published a statement as referred to above in this sub clause (j).

LBT shall indemnify NXP SOFTWARE and its Affiliates against and hold NXP SOFTWARE and its Affiliates harmless from any damages or costs arising from or connected with claims of infringements as referred to under sub clauses (a) through (j) above and shall reimburse all costs incurred by NXP SOFTWARE or any of its Affiliates in defending any claim, demand, suit or proceeding for such infringement, provided NXP SOFTWARE or any of its Affiliates gives LBT prompt notice in writing of any such suit or proceeding for infringement.

9.4            Right of NXP SOFTWARE.  If the Licensed Software is, or in NXP SOFTWARE’s opinion is likely to become, the subject of a claim of infringement as referred to under clause 9.2 above, NXP SOFTWARE shall have the right, without obligation and at its sole discretion, to: (i) procure for LBT the right to continue to use the Licensed Software; (ii) replace or modify the Licensed Software in such a way as to make the modified Licensed Software non-infringing; or (iii) terminate this Agreement, provided that in the event of such termination NXP SOFTWARE shall refund the amount of royalties received by NXP SOFTWARE hereunder over the previous twelve (12) months for the Licensed Technology that is then subject to the claimant’s continuing claim of infringement as prorated on a 6 (six)-year straight-line basis.

9.5            Entire Liability.  Subject to the limitations set forth in Section 8 of the Framework Agreement, the foregoing states NXP SOFTWARE’s and its Affiliates’ entire liability and obligation to LBT and its customers and LBT’s sole remedy with respect to any actual or alleged infringement of any Intellectual Property Rights of any kind.

IN WITNESS WHEREOF, the parties have executed this Technology License and Distribution Agreement by their duly authorized officers as of the Effective Date.

LOCATION BASED TECHNOLOGIES INC.	NXP SOFTWARE B.V.

By: /s/ Joseph F. Scalisi	By: /s/ Stefan Franco
Name: Joseph F. Scalisi	Name: Stefan Franco
Title: Chief Development Officer	Title: Financial Director
Date: February 28, 2008	Date: 29 February 2008

Address for notices:	By: /s/ K. H. Van Holten
Name: K. H. Van Holten
Location Based Technologies Inc.	Title: Director
4989 E. La Palma Avenue	Date: 29 February 2008
Anaheim
California 92708	By: /s/ P.H.J. De Koning
United States	Name: P.H.J. De Koning
Fax no: +1 (714) 200-0287	Title: Director
Date: 29 February 2008

Address for notices:

Attention: Stefan Franco
NXP Software B.V.
High Tech Campus 41
5656 AE
Eindhoven
Fax no: +31 40 27 25500

EXHIBIT TLDA1

Description of Licensed Technology

Component	Component Type	Description
Arikara Embedded Software Engine and Documentation	Software	Arikara Product Specification v1.0 §3.1